 Exhibit B, 34(i)

DECLARATION OF LIMITED PARTNERSHIP

FORM 1

Limited Partnership Act
Subsection 3(2), 23(l)

1. Firm Name Seneca New Brunswick Limited Partnership			Telephone 506-632-1970	Declaration Number 400617
2. General nature of business Investment in securities				Departmental Use Only Filing Date DEC 31 2001
3. Principal place of business in New Brunswick, giving
   street name and number or RR number, municipality or
   post office and postal code
Suite 1000, Brunswick House, 44 Chipman Hill, Saint John, NB #2L 4S6				Expiry Date DEC 10, 2006
4. Mailing address (if different from principal place of business)
5. Check if a new declaration filed before expiry date (replaces declaration now on file)				6. If name change, give previous name
7. The names and particulars of all general partners are as follows:
A. Name in full (surname first or other given name by which partner is commonly known and the first letters of his other given names, if any)	B. Residence address or address for service (include street name, if any),	C. Telephone Number	D. Date	E. Signature
3062783 Nova Scotia Company	800-1959 Upper Water Street Halifax, NS B3H 2X2	902-420-3200	27 Dec 2001	per: /s/ Charles S. Reagh Charles S. Reagh, President

(If insufficient space, attach schedule. All general partners must sign.)